VAALCO ENERGY ANNOUNCES AGREEMENT WITH GROUP 42-BLR GROUP AND CHANGES TO BOARD COMPOSITION AND OTHER SHAREHOLDER FRIENDLY ACTIONS

GROUP 42-BLR GROUP SUPPORTS BOARD ACTIONS TO ENHANCE SHAREHOLDER VALUE; WITHDRAWS CONSENT SOLICITATION

UNDER AGREEMENT, VAALCO TERMINATES STOCKHOLDER RIGHTS PLAN AND CANCELS PLANS FOR SPECIAL MEETING

HOUSTON – DECEMBER 23, 2015 – VAALCO Energy, Inc. (NYSE: EGY) (“VAALCO” or “the Company”), today announced that it has entered into an agreement with Group 42, Inc., Bradley L. Radoff and certain other participants (collectively, the “Group 42-BLR Group”), which beneficially owns approximately 11.1% of the Company’s outstanding stock, regarding the composition of the VAALCO Board of Directors and certain other positive changes.  In connection with the agreement, the Group 42-BLR Group has withdrawn its consent solicitation to replace a majority of the directors of VAALCO, and the Company has cancelled its plans for a special meeting of stockholders on January 5, 2016.

Under the terms of the agreement, incumbent directors Messrs. James B. Jennings and O. Donaldson Chapoton will retire from the Board, effective immediately.  VAALCO will appoint the Chairman of Group 42, Mr. Michael Keane, to its Board and the Nominating and Corporate Governance and Compensation committees effective immediately. In connection with the settlement with the Group 42-BLR Group, the Board has also appointed another independent director, a representative of another stockholder of the Company.    In addition, VAALCO has committed to nominate for election a mutually agreeable independent member to its Board at the 2016 annual meeting of stockholders.  VAALCO has agreed to fix the size of the Board at no more than seven members until the 2016 annual meeting of stockholders at which time it will be increased to no more than eight members. The Company has also agreed to separate its Chairman and Chief Executive Officer roles. Mr. Andrew Fawthrop will assume the role of Chairman of the Board and Mr. Michael Keane will become Vice Chairman, effective immediately.

Pursuant to the agreement, VAALCO has also terminated its stockholder rights plan.

The Group 42-BLR Group agreed to vote all of its shares in favor of the VAALCO Board’s nominees at the 2016 annual meeting of stockholders and has entered into other customary standstill and voting commitments.

Andrew Fawthrop, VAALCO’s newly appointed Chairman, commented: “We believe this agreement with the Group 42-BLR Group reflects a collaborative solution and we have appreciated their valuable input on ways to improve the Company.  We welcome Michael as a new independent director of the VAALCO Board and expect to benefit from his perspective as we continue to execute our strategy to drive enhanced value for stockholders and ensure that VAALCO successfully navigates a challenging environment for the oil and gas industry. On behalf of the Board, I want to thank Jim and Don for their distinguished service and contributions to VAALCO.  Jim and Don have provided the VAALCO Board with valuable insights and direction drawn from decades of combined business experience.”

“We appreciate VAALCO’s constructive approach and the collaborative solutions offered by all parties and believe this agreement represents a great step in the right direction for VAALCO and its stockholders,” said Paul A. Bell, Group 42’s Chief Executive Officer and a principal member of the Group 42-BLR Group.  “We look forward to working together with Steve and his team towards our mutual goal of positioning VAALCO for success and increasing long-term value for all stockholders.”

Steve Guidry, Chief Executive Officer and Director, said: “We are pleased to have reached an agreement. We look forward to working with our new board members in focusing and executing on our business strategy.”

The Delaware Chancery Court ruled as invalid the provision in VAALCO’s stockholder-approved charter that states the Company’s duly elected directors can be removed from office only for cause.

Vinson & Elkins L.L.P. and Young Conaway Stargatt & Taylor, LLP are serving as legal counsel to the Company.  Olshan Frome Wolosky LLP is serving as legal advisor to the Group 42-BLR Group.

About Michael Keane

Mr. Keane is an executive with over 25 years of experience in business strategy, corporate finance and investment banking. He has served as the Chairman of the Board at Group 42, Inc. since 2010. Keane was previously a Clinical Professor of Finance at the University of Southern California’s Marshall School of Business where he served for more than 10 years teaching courses in investments and corporate finance. He has also been a corporate finance executive for several NYSE-traded companies and was Managing Director of Investment Banking for Susquehanna International Group, Seidler Companies, Incorporated, and Kemper Securities, where he specialized in mergers and acquisitions, public offerings and private placements.    Michael Keane holds a law degree from the University of Texas, and an MBA in Finance from the University of Chicago.

About VAALCO

VAALCO Energy, Inc. is a Houston based independent energy company principally engaged in the acquisition, exploration, development and production of crude oil.  VAALCO's strategy is to increase reserves and production through the exploration and exploitation of oil and natural gas properties with the emphasis on international opportunities.  The Company's properties and exploration acreage are located primarily in Gabon, Angola and Equatorial Guinea in West Africa.

About Group 42, Inc.

Group 42 is a U.S.-based holding company that delivers innovative energy services to international and enterprise class customers around the globe. Through its subsidiaries and international joint ventures, it partners with other multinational energy companies that have expertise in applying technology-oriented solutions.    Group 42 operates in North America, Asia Pacific, the Arabian Gulf, West Africa and the North Sea.

About Bradley L. Radoff

Bradley L. Radoff is a private investor.

Forward Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those concerning VAALCO’s plans, expectations, and objectives for future drilling, completion and other operations and activities. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that VAALCO expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include expected capital expenditures, future drilling plans, prospect evaluations, liquidity, negotiations with governments and third parties, expectations regarding processing facilities, and reserve growth. These statements are based on assumptions made by VAALCO based on its experience, perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond VAALCO’s control. These risks include, but are not limited to, oil and gas price volatility, inflation, general economic conditions, the Company's success in discovering, developing and producing reserves, lack of availability of goods, services and capital, environmental risks, drilling risks, foreign operational risks, and regulatory changes. These and other risks are further described in VAALCO’s annual report on Form 10-K for the year ended December 31, 2014, subsequent quarterly reports on Form 10-Q, and other reports filed with the SEC, which can be reviewed at http://www.sec.gov, or which can be received by contacting VAALCO at 9800 Richmond Avenue, Suite 700, Houston, Texas 77042, (713) 623-0801. Investors are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. VAALCO disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. VAALCO assumes no obligation to update any forward-looking statement as of any future date.

Investor Contacts

Don McCormack

Chief Financial Officer

713-212-1038

Al Petrie

Investor Relations Coordinator

713-543-3422